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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
[ ]     Definitive Proxy Statement
[X]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-12

                                    ICO, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ICO letterhead]

March 15, 2001

Dear ICO Shareholder:

Your vote at our Annual Shareholder Meeting, scheduled for April 9, 2001, is particularly important this year and could affect the value of your ICO investment. As you may know, Travis Street Partners is asking for your vote to elect its three hand-picked nominees as directors, even though Travis Street has said it would like to buy ICO. TRAVIS STREET'S NOMINEES HAVE A SIMPLE, BASIC CONFLICT OF INTEREST: THEY SEEK YOUR VOTE WHILE WANTING TO BUY ICO AS CHEAPLY AS POSSIBLE AND TO KEEP THE UPSIDE FROM RUNNING YOUR COMPANY OR SELLING IT TO A THIRD PARTY.

This conflict of interest has concerned us ever since Travis Street first threatened to wage a proxy fight unless we gave in to its demands. We have become aware of actions by many of Travis Street's principals at another company, Burlington Resources Coal Seam Gas Royalty Trust ("Burlington Trust"), that confirm and strengthen our concerns. PLEASE READ THE INFORMATION BELOW ABOUT WHAT HAPPENED TO BURLINGTON TRUST BEFORE YOU DECIDE HOW TO VOTE YOUR SHARES.

WE URGE YOU TO SUPPORT YOUR BOARD'S EFFORTS TO BUILD SHAREHOLDER VALUE BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD TODAY. If you have any questions, or if you need assistance voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-888-750-5834.

             THE TRAVIS STREET PLAYBOOK: SEEK CONTROL, THEN CASH OUT

Travis Street Partners was recently formed - but to us it bears a striking resemblance to an earlier investment vehicle formed by Christopher O'Sullivan and other Travis Street backers to acquire Burlington Trust. In this earlier scheme, O'Sullivan and his colleagues:

         o Targeted a publicly traded company;

         o Bought up shares of the target company in secret;

         o Obtained control in a "creeping acquisition" through market purchases;

         o Forced a sales process in which they could use their controlling position to their advantage; and

         o Quickly cashed out by "flipping" their investment to a third party.



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It appears to us that Travis Street - O'Sullivan's new investment vehicle - may be trying to do much the same thing with ICO. WE ASK YOUR SUPPORT IN PREVENTING TRAVIS STREET FROM BEING IN A POSITION TO PROFIT AT THE EXPENSE OF THE REST OF ICO'S SHAREHOLDERS.

   TRAVIS STREET PARTNERS BEARS A STRONG RESEMBLANCE TO "SAN JUAN PARTNERS",
                    THE TAKEOVER VEHICLE AT BURLINGTON TRUST

The vehicle for the Burlington Trust takeover was San Juan Partners, formed in December 1997 by Christopher O'Sullivan. This is the same Christopher O'Sullivan who is now a managing member of Travis Street and who is also the founder and chairman of Network Oil, which has expressed interest in buying ICO's oilfield services business. One of Travis Street's nominees and members, Charles McCord, also was a member of San Juan. Another of Travis Street's nominees and members, John Knapp, is the controlling shareholder and president of Andover Group - also a San Juan member. John Whiting, Randall Grace, Allen Schubert and Christopher Scully - all members of, or otherwise financially interested in, Travis Street Partners - were also direct or indirect investors in San Juan Partners. And Travis Street operates from the former San Juan office address, which happens to be the address of O'Sullivan Oil & Gas Company - a company owned by Christopher O'Sullivan.

        THE O'SULLIVAN GROUP CASHED OUT IN JUST OVER A YEAR AT BURLINGTON
                      TRUST-AND KEPT THEIR RETURNS SECRET

We can only guess how much money the San Juan backers made from their Burlington Trust takeover. San Juan's public filings show that San Juan paid about $75 million to purchase two-thirds of the publicly traded Burlington Trust interests and related assets, plus an undisclosed sum for other oil and gas properties. In January 1999 - just over a year after they formed San Juan - all the San Juan backers cashed out, ultimately receiving $140 million, according to Network Oil's web site. Although O'Sullivan has boasted that he "successfully privatized" Burlington Trust, San Juan's backers kept their returns secret by never revealing the amount San Juan paid for the other oil and gas properties.

How did they do it? First, just as Travis Street did with ICO, San Juan secretly purchased an approximately 5% interest in Burlington Trust in the market. Then, San Juan launched and thereafter abandoned an unsuccessful tender offer for a controlling stake in Burlington Trust at a price well below what San Juan later had to pay for some of the Burlington Trust shares acquired in the open market. Next, San Juan not only made additional market purchases, but also obtained the agreement of Burlington Resources Oil & Gas Co. to sell San Juan the related assets and rights to favored bidder status if the trust assets were sold in a dissolution. By October 1998, San Juan had acquired enough voting power to force Burlington Trust to dissolve and sell its assets.

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IN A PUBLIC FILING, SAN JUAN ADMITTED THAT IF IT WAS THE SUCCESSFUL BIDDER FOR
THESE ASSETS, "SAN JUAN EXPECTS THAT IT WILL RECEIVE CERTAIN BENEFITS NOT REALIZED GENERALLY" BY BURLINGTON TRUST'S PUBLIC INVESTORS.

Interestingly, San Juan secured for itself the exclusive right to learn of - and to top - the highest third-party bid in the sale process. No other bidder had this right - and, perhaps not surprisingly, San Juan emerged as the high bidder. But the San Juan backers chose not to acquire Burlington Trust's assets and run the business or even to complete the Burlington Trust liquidation sale. Instead, they sold San Juan, with its controlling stake in Burlington Trust, to Dominion Resources and ultimately walked away with $140 million.

                DON'T LET ICO BECOME ANOTHER TRAVIS STREET TROPHY

As we see it, the Burlington Trust story serves as a cautionary tale for ICO shareholders. It shows that O'Sullivan and Travis Street's other backers know how to exploit battles for corporate control to their own advantage. Travis Street has already admitted that it is interested "in acquiring ICO at the lowest possible price." Travis Street has also admitted that if it succeeds in acquiring ICO, it might sell all or part of ICO to another company - including Network Oil, a company of which O'Sullivan is the founder and chairman. We submit that if Travis Street is allowed to do this, any profit it makes from "flipping" all or part of ICO is, in essence, money that could have gone to ICO's shareholders.

                THE VALUE OF ICO BELONGS TO ALL ICO SHAREHOLDERS.

You can vote to keep Travis Street from being in a position to profit at your expense by signing and returning the enclosed WHITE proxy card today. Your Board of Directors is engaged in an ongoing process of reviewing strategic alternatives to build value for all ICO shareholders, including the possible sale of one or more of ICO's business units. ICO has hired Bear, Stearns & Co. Inc., one of Wall Street's most prominent investment banking firms, to assist it in that effort. We expect to report the results of this strategic review in the near term. You can be sure that any transaction resulting from our strategic review will benefit all ICO shareholders.

We thank you for your support.

On behalf of your Board of Directors,

/s/ Al O. Pacholder

Al O. Pacholder
Chairman of the Board and
Chief Financial Officer



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